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                                                                      EXHIBIT 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

March 14, 2002

Dear Sir/Madam:

We have read the paragraphs 1 through 4 of Item 4 included in the Form 8-K dated March 13, 2002, of Nationwide Health Properties, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ Arthur Andersen LLP
-----------------------------
  ARTHUR ANDERSEN LLP



CC: Mark L. Desmond Senior Vice President and Chief Financial Officer
    NATIONWIDE HEALTH PROPERTIES, INC.